January 4, 2002

CHINA XIN NETWORK MEDIA CORPORATION
1255 PEEL STREET (corrected letter)
SUITE 550
MONTREAL, QUEBEC H3B 2T9,    CA

Re:      Document Number P97000094076

The Amended and Restated Articles of Incorporation for FREFAX, INC. which changed its name to CHINA XIN NETWORK MEDIA CORPORATION, a Florida corporation, were filed on January 2, 2002.

The certification you requested is enclosed. To be official, the certificate for
a  certified   copy  must  be  attached  to  the  original   document  that  was
electronically submitted under FAX audit number H03000000262.

Should you have any questions concerning this matter, please telephone (850) 245-6060, the Amendment Filing Section.

Susan Payne
Senior Section Administrator
Division of Corporations                    Letter Number:  002A00000439

                                State of Florida
                              Department of State

I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, filed on January 2, 2002, for FREFAX, INC. which changed its name to CHINA XIN NETWORK MEDIA CORPORATION, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number 802000000262. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P970000084076.

                          Given under my hand and the
                      Great Seal of the State of Florida,
                     At Tallahassee, the Capital, this the
                          Fourth day of January, 2002

Authentication Code:  002A00000439-010402-P97000084076-1/1

                                STATE OF FLORIDA

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  FREFAX, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business corporation Act (the "Act"), the undersigned corporation hereby amends and restates its Articles of Incorporation. The Amended and Restated Articles of Incorporation were adopted by the board of directors on December __, 2001 and do not contain any amendment requiring shareholder approval.

                  ARTICLE I

         The name of this corporation shall be:

                       CHINA XIN NETWORK MEDIA CORPORATION

         The principal office of the corporation is located at:

                                    1255 Peel Street, Ste. 550
                                    Montreal, Quebec, Canada H3B 2T9

                                   ARTICLE II

         This corporation may engage in any activity or business permitted under the laws of the State of Florida, and shall enjoy all the rights and privileges of a corporation granted by the laws of the State of Florida.

                  ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 180,000,000 shares, with a par value of $.001 per share, divided into 150,000,000 shares of Common Stock (the "Common Stock") and 30,000,000 shares of Preferred Stock ( the "Preferred Stock".) A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

         A. Common Stock. The terms of the 150,000,000 shares of Common Stock of the corporation shall be as follows:

         (1) Dividends. Whenever cash dividends upon the Preferred Stock of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock out of the remaining net profits or surplus of the corporation.

         (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

         (3) Voting rights. Each holder of Common Stock shall have one vote in respect of each share of such stock held by him and shall have the right, voting separately and as a class, to elect the smallest number of directors which will constitute a minority of the authorized number of directors on the Board of Directors. There shall not be cumulative voting.

         B. Preferred Stock. Prior to the issuance of any of the Preferred Stock, the Board of Directors shall determine the number of Preferred Stock to then be issued from the 30,000,000 shares authorized, and such shares shall constitute a series of the Preferred Stock. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the Stock of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Stock. Preferred Stock may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Stock. Also, any series of the Preferred Stock may have voting rights.


                                   ARTICLE IV

         The corporation is to have perpetual existence.

                                    ARTICLE V

         The business and property of the corporation shall be managed by a Board of Directors of at least one (1) member, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Florida nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders. Any director or directors may be removed with or without cause by the shareholders at a meeting called for such purpose.

                                   ARTICLE VI

         This corporation, and any or all of the shareholders of this corporation, may from time to time enter into such agreements as they deem expedient relating to the shares of stock held by them and limiting the transferability thereof; and thereafter any transfer of such shares shall be made in accordance with the provisions of such agreement, provided that before the actual transfer of such shares on the books of the corporation, written notice of such agreement shall be given to this corporation by filing a copy thereof with the secretary of the corporation and a reference to such agreement shall be stamped, written or printed upon the certificate representing such shares, and the By-Laws of this corporation may likewise include provisions for the making of such agreement, as aforesaid.

                                   ARTICLE VII

         The private property of the shareholders of the corporation shall not be subject to the payment of the corporation's debts to any extent whatever.

                                  ARTICLE VIII

         The corporation hereby designates, as its Registered Agent, and as its Resident Agent to accept service of process within the State:

                                    Stewart A. Merkin, Esq.
                                    444 Brickell Avenue, Suite 300
                                    Miami, Florida 33131

                                   ARTICLE IX

         The  following  indemnification   provisions  shall  be  deemed  to  be
contractual in nature and not subject to retroactive removal or reduction by amendment.

         (a) This corporation shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

         (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

         (c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

         (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

                                    ARTICLE X

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the Florida General Corporation Act proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

                                   ARTICLE XI

         In furtherance, and not in limitation, of the powers conferred by the laws of the State of Florida, the Board of Directors is expressly authorized:

         (a)To make, alter, amend, and repeal the By-Laws of the corporation, subject to the power of the holders of stock having voting power to alter, amend, or repeal the By-Laws made by the Board of Directors.

         (b) To determine and fix the value of any property to be acquired by the corporation and to issue and pay in exchange therefore, stock of the corporation; and the judgment of the directors in determining such value shall be conclusive.

         (c) To set apart out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purposes, and also to abolish any such reserve in the same manner in which it was created.

         (d) To determine from time to time whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the corporation, or any of the books, shall be open for inspection by the shareholders and no shareholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Florida, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders.

         (e) The Board of Directors may, by resolution, provide for the issuance of stock certificates to replace lost or destroyed certificates.

                                   ARTICLE XII

         If the By-Laws so provide, the shareholders and the Board of Directors of the corporation shall have the power to hold their meetings, to have an office or offices, and to keep the books of the corporation, subject to the provisions of the laws of the State of Florida, outside of said state at such place or places as may be designated from time to time by the Board of Directors.

         The corporation may, in its By-Laws, confer powers upon the Board of Directors in addition to those granted by these Articles of Incorporation, and in addition to the powers and authority expressly conferred upon them by the laws of the State of Florida.

         Election of directors need not be by ballot unless the By-Laws so provide.

         Directors shall be entitled to reasonable fees for their attendance at meetings of the Board of Directors.

                                  ARTICLE XIII

         In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                   ARTICLE XIV

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon shareholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, I, the undersigned, being the President of the corporation, executed the foregoing Amended and Restated Articles of Incorporation to be filed in the Office of the Secretary of the State of Florida for the purposes therein set forth this __ day of December, 2001.

                           /s/ Jean-Francois Amyot, President
                               ______________________________


                            ACCEPTANCE OF DESIGNATION

         Having been named to accept service of process for the above stated corporation, at the place designated, I hereby accept to act in this capacity, and agree to comply with the provisions of Section 48.091, Florida Statutes, relative to keeping open said office.



                                                        Filed by:
                                                        Stewart A. Merkin, Esq.
                                                        FBN: 153444
                                                        444 Brickell Avenue
                                                        Suite 300
                                                        Miami, Florida 33131
                                                        Tel. (305) 358-5800